Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

between

NN, INC.

and

THE PURCHASER PARTY HERETO

March 22, 2021

EXHIBIT A – Form of Certificate of Designation for the Series D Preferred Stock

EXHIBIT B – Form of Warrant

EXHIBIT C – Form of Board Observer Agreement

EXHIBIT D – Form of Legal Opinion

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of March 22, 2021 (this “Agreement”), is entered into by and among NN, INC., a Delaware corporation (the “Company”), and NHTV Nevada Holdings LP, a Delaware limited partnership (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Purchased Securities (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, contemporaneously with the issuance and sale of the Purchased Securities, the Company shall redeem all of the outstanding shares of Series B Convertible Preferred Stock (as defined below) (the “Redemption”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms have the meanings indicated: “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries’ controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the Company Entities, on the one hand, and the Purchaser, on the other, shall not be considered Affiliates and (b) the Wuxi JV shall not be considered an Affiliate of the Company or any other Company Entity for purposes of this Agreement.

“Agent” means J.P. Morgan Securities LLC.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Amended and Restated Credit Agreement” means the second amended and restated credit agreement dated as of December 19, 2019 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 29, 2020, and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of August 22, 2020, and as it may be further amended, restated, amended and restated or otherwise modified from time to time), by and among the Company, as the Borrower, Trust Bank, as Administrative Agent, and the certain lenders named therein.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, money-laundering or corruption, including the US Foreign Corrupt Practices Act of 1977 and the UK Bribery Act.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.

“Balance Sheet Date” has the meaning specified in Section 3.05(b).

“Board Observer Agreement” has the meaning specified in Section 2.06(a)(ii).

“Board of Directors” means the board of directors of the Company.

“Business” means the design and manufacture of high-precision metal and plastic components and assemblies. When determined as of any date or time, the term “Business” shall include only those jurisdictions or markets where the Company then conducts the Business.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation of the Series D Preferred Stock, substantially in the form attached hereto as Exhibit A, with such changes thereto as may be consented to by the parties hereto prior to the Closing; it being agreed that the parties hereto shall consent to any commercially reasonable changes as may be reasonably required by Nasdaq staff to comply with Nasdaq listing rules.

“Change of Control” shall be deemed to have occurred at such time as any of the following events shall occur:

(a)    any “person” or “group”, other than the Company, its Subsidiaries or any employee benefits plan of the Company or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Company’s outstanding Common Stock or the Company becomes otherwise aware that any person or group has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Company’s outstanding Common Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable rules and regulations under the Exchange Act;

(b)    the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any person (other than a Subsidiary of the Company) or any person (other than a Subsidiary of the Company) consolidates with, or merges with or into the Company, provided that none of the circumstances set forth in this clause (b) shall be a Change of Control if persons that beneficially own the Common Stock of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Common Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company’s Common Stock immediately prior to the transaction;

(c)    the Common Stock ceases to be listed or quoted on any of the New York Stock Exchange, New York Stock Exchange American, the Nasdaq Global Select Market or the Nasdaq Global Market or any other national securities exchange regulated under Section 6(a) of the Exchange Act; or

(d)    the occurrence of a “Change in Control” under the Term Loan or the ABL as such term is defined in the Term Loan and the ABL respectively, or other similar provision.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Entities” means, collectively, the Company and its Subsidiaries.

“Company SEC Documents” means the Company’s forms, registration statements, reports, schedules and statements or other document (including exhibits) filed with, or furnished to, the Commission and publicly available after December 31, 2019 and prior to the date hereof.

“Competitor” means any Person who is a Person engaged in the Business or owns a controlling interest in a Person engaged in the Business.

“Consent” has the meaning specified in Section 3.15.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, in each case that is legally binding, whether written or oral.

“DGCL” means the Delaware General Corporation Law, as may be amended or revised from time to time.

“Environmental Law” means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to water or public wastewater treatment systems, applicable in, or pursuant to the laws of, any jurisdiction.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate any Pension Plan or the treatment of a Pension Plan amendment, in each case, as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension

Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 3.20(e).

“Foreign Plan” has the meaning specified in Section 3.20(e).

“Fundamental Representations” mean those representations and warranties contained in Section 3.01, Section 3.02, Section 3.04, Section 3.09, Section 3.10, Section 3.13, Section 3.14, Section 3.16, Section 3.17, Section 3.26 or Section 3.31.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” has the meaning specified in Section 6.02(b).

“Indemnifying Party” has the meaning specified in Section 6.02(b).

“IT Systems” has the meaning specified in Section 3.30.

“Law” means collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, lien (statutory or otherwise), security interest, security agreement, or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon the operations, business, properties, assets, or condition (financial or otherwise) of the Company or the Company Entities, taken as a whole; or (b) a material impairment of the ability of the Company Entities, taken as a whole to perform their obligations under the Transaction Documents to which they are party or to consummate the transactions contemplated thereby; provided however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect result from, arises out of, or relates to (1) the announcement of the transactions contemplated by this Agreement or the satisfaction of the obligations set forth herein, (2) a general deterioration in the industry in which the Company operates, (3) a general deterioration in the economy, credit or financial or capital markets, in the United States or elsewhere in the world, in which the Company operates, including changes in interest or exchange rates, (4) any change or decline in market price or change in trading volume, of the capital stock of the Company, (5) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (6) any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic), or any Law, pronouncement or guidance issued by a Governmental Authority, the Centers for Disease Control and Prevention, or the World Health Organization generally applicable to the industry in which the Company Entities operate providing for business closures, “sheltering-in-place” or other related restrictions; except, in each case with respect to subclauses (b)(2), (b)(5) or (b)(6), to the extent that such event, change or development disproportionately affects the Company Entities, taken as a whole, relative to other similar situated companies in the industries in which the Company Entities operate.

“Material Subsidiaries” means the Subsidiaries of the Company that are “significant subsidiaries” of the Company as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Nasdaq” means the Nasdaq Stock Market LLC.

“New Credit Facility” means (i) that certain Term Loan Credit Agreement, entered into on March 22, 2021, by and between the Company, as borrower, and Oaktree Fund Administration, LLC, as administrative agent (the “Term Loan”), and (ii) that certain Credit Agreement, entered into on March 22, 2021, by and among the Company, the other loan parties thereto, the lender parties thereto, and JPMorgan Chase Bank, N.A. (the “ABL”).

“Organizational Documents” means, (a) (i) with respect to any corporation, the certificate or articles of incorporation, the bylaws, the certificates of designation (if any) and any stockholder agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdictions); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or (b) with respect to entities incorporated in any non-U.S. jurisdiction, equivalent or comparable constitutive documents.

“Outside Date” has the meaning specified in Section 7.01(c).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Transferee” means, with respect to any transferor, (i) any Affiliate of such transferor, (ii) any successor entity of such Person, (iii) with respect to any transferor that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity that is controlled by or under common control with such transferor and (iv) any co-investor, limited partner, stockholder or other equityholder in such transferor or its Affiliates.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Personal Data” has the meaning specified in Section 3.30.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Purchase Price” means $65,000,000.

“Purchased Preferred Stock” means 65,000 shares of Series D Preferred Stock.

“Purchased Securities” means the Purchased Preferred Stock and the Purchased Warrants, collectively.

“Purchased Warrants” shall mean the warrant providing for the purchase by the Purchaser of 1,900,000 shares of Common Stock, as evidenced by certificates substantially in the form attached as Exhibit B, with such changes thereto as may be consented to by the parties hereto prior to Closing, it being agreed that the parties hereto shall consent to any commercially reasonable changes as may be reasonably required by Nasdaq staff to comply with Nasdaq listing rules.

“Purchaser” has the meaning specified in the introductory paragraph of this Agreement.

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Redemption” has the meaning specified in the recitals of this Agreement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Representatives” means, with respect to a specified Person, the Affiliates, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Restricted Period” means the period commencing on the Closing Date and ending on the 180th day following the Closing Date.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (as of the date hereof, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanction(s)” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Netherlands or any other European Union member state.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series B Convertible Preferred Stock” means the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Series D Preferred Stock” means the Series D Preferred Stock of the Company, par value $0.01 per share, having the terms set forth in the Certificate of Designation.

“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and forward sale contracts, options, puts, calls, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements.

“Standstill Period” means the period commencing on the Closing Date and ending on the second anniversary of the Closing Date.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; (b) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the sole or managing member or manager thereof; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes; provided, however, that the Wuxi JV shall be considered a Subsidiary of the Company for purposes of this Agreement.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third-Party Claim” has the meaning specified in Section 6.02(b).

“Trading Affiliates” has the meaning set forth in Section 4.07(b).

“Transaction Documents” means, collectively, this Agreement, the Certificate of Designation, Warrants and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable.

“Transfer” means to voluntarily or involuntarily sell, transfer, assign, pledge, hypothecate, participate, gift, donate or otherwise encumber or dispose of, directly or indirectly. “Transfer” used as a noun has a correlative meaning.

“Underlying Shares” has the meaning set forth in Section 3.02(d).

“Wuxi JV” shall mean the Company’s 49% investment in the joint venture with Wuxi Weifu Hi-Technology Co., Ltd.

Section 1.02    Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01    Sale, Purchase and Redemption. Subject to the terms and conditions hereof, at the Closing:

(a)    The Purchaser hereby agrees to purchase the Purchased Securities from the Company, and to pay the Company the Purchase Price with respect to such Purchased Securities.

(b)    The Company hereby agrees to issue and sell to the Purchaser the Purchased Securities.

(c)    The Company shall effect the Redemption.

Section 2.02    Closing. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 2.03, Section 2.04 and Section 2.05 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), the consummation of the purchase and sale of the Purchased Securities and the Redemption hereunder (the “Closing”) shall take place electronically at 9:00 a.m. New York City time on the date hereof, or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser.

Section 2.03    Mutual Conditions. The respective obligations of each party to consummate the purchase and sale of the Purchased Securities at the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)    no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(b)    there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.04    Conditions to the Purchaser’s Obligations. The obligation of the Purchaser to consummate its purchase of the Purchased Securities shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser with respect to itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)    the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than the Fundamental Representations or those representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(b)    the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(c)    the Company shall have filed with Nasdaq a “Notification Form: Listing of Additional Shares” and supporting documentation, if required, related to the Underlying Shares and Nasdaq shall have not raised any objection with respect thereto that has not been withdrawn;

(d)    the Company shall have duly adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designation and such filing shall have been accepted and the Certificate of Designation shall be effective;

(e)    since the date of this Agreement, no downgrading shall have occurred in the rating accorded the “Company’s Indebtedness” (as defined in the Amended and Restated Credit Agreement) by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) under the Exchange Act;

(f)    no notice of delisting from Nasdaq shall have been received by the Company with respect to the Common Stock; and

(g)    the Company shall have delivered, or caused to be delivered, to the Purchaser the Company’s Closing deliveries described in Section 2.06(a), as applicable.

Section 2.05    Conditions to the Company’s Obligations. The obligation of the Company to consummate the sale and issuance of the Purchased Securities to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)    the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date or for a specific period shall be required to be true and correct as of such date or for such specific period only);

(b)    such Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date; and

(c)    such Purchaser shall have delivered, or caused to be delivered, to the Company the Purchaser’s Closing deliveries described in Section 2.06(b), as applicable.

Section 2.06    Deliveries at the Closing.

(a)    Deliveries of the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser:

(i)    The Warrants, free and clear of any Liens, other than transfer restrictions under this Agreement and applicable federal and state securities Laws and those created by the Purchaser;

(ii)    A counterpart of the Board Observer Agreement in the form attached hereto as Exhibit C (the “Board Observer Agreement”), which shall have been duly executed by the Company;

(iii)    A fully executed “Supplemental Listing Application” approving the Underlying Shares for listing by Nasdaq;

(iv)    Evidence of issuance of the Purchased Preferred Stock credited to book-entry accounts maintained by the transfer agent of the Company, bearing a restrictive notation meeting the requirements of the Securities Act, free and clear of any Liens, other than transfer restrictions under this Agreement and applicable federal and state securities Laws and those created by the Purchaser;

(v)    A certificate of the Secretary of the Company, on behalf of the Company, dated the Closing Date, certifying as to and attaching (A) the certificate of incorporation of the Company, (B) the bylaws of the Company and (C) resolutions of the Board of Directors authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Securities, the Redemption and the execution and delivery of the New Credit Agreement;

(vi)    A certificate of the Secretary of State of Delaware dated as of a recent date, to the effect that the Company is in good standing in its jurisdiction of formation;

(vii)    A certificate of the Secretary of State of Delaware dated as of a recent date, evidencing the filing of the Certificate of Designation;

(viii)    A certificate of the Chief Financial Officer of the Company, on behalf of the Company, dated the Closing Date, certifying, in their applicable capacities, to the effect that the conditions set forth in Section 2.04(a) and Section 2.04(b) have been satisfied;

(ix)    A cross-receipt executed by the Company certifying that it has received the Purchase Price from the Purchaser;

(x)    An opinion of Bass, Berry & Sims PLC, counsel to the Company, that includes paragraphs substantially in the form of Exhibit E, subject to customary assumptions, limitations and qualifications;

(xi)    Evidence that the Redemption shall have been effected; and

(xii)    Such other documents relating to the transactions contemplated by this Agreement as the Purchaser or their counsel may reasonably request.

(b)    Deliveries of the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Company:

(i)    A counterpart of the Board Observer Agreement, which shall have been duly executed by the Purchaser;

(ii)    A cross-receipt executed by the Purchaser certifying that it has received the Purchased Securities from the Company;

(iii)    Payment of the Purchase Price payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company;

(iv)    A properly executed Internal Revenue Service Form W-9 from the Purchaser;

(v)    A certificate of an duly appointed officer of the Purchaser, on behalf of the Purchaser, dated the Closing Date, certifying, in its capacity as an officer of the Purchaser, to the effect that the conditions set forth in Section 2.05(a) and Section 2.05(b) have been satisfied; and

(vi)    Such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

Section 2.07    Further Assurances. From time to time after the date hereof, without further consideration, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANY

The Company represents and warrants to the Purchaser as of the date hereof and the Closing Date as follows:

Section 3.01    Existence, Qualification and Power. Each of the Company Entities (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b)(1) has all requisite power and authority and (2) all requisite governmental licenses, authorizations, consents and approvals to in the case of each of clause (b)(1) and (2), (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Agreement to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in the case of clause (b)(2) and clause (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 3.02    Capitalization and Valid Issuance and Redemption of Securities.

(a)    As of March 12, 2021, (i) the authorized capital stock of the Company is 95,000,000 shares, of which 90,000,000 shares, par value $0.01 per share, are designated as common shares and of which 5,000,000 shares, par value $0.01 per share, are designated as preferred shares (of which only 200,000 shares have been designated as Series A Junior Participating Preferred Stock, 100,000 shares have been designated as Series B Convertible Preferred Stock, 200,000 shares have been designated as Series C Junior Participating Preferred Stock, and no other preferred shares have been designated or issued); (ii) the number of shares of capital stock issued and outstanding is 42,791,476 shares of voting Common Stock; (iii) no shares of Series A Junior Participating Preferred Shares are outstanding; (iv) 100,000 shares of Series B Convertible Preferred Stock are outstanding; (v) no shares of Series C Junior Participating Preferred Stock are outstanding; (vi) the number of shares of capital stock issuable pursuant to the Company’s stock plans (including the 2019 Omnibus Incentive Plan) is 2,520,553; and (vii) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company is 2,924,851. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with applicable state and federal securities laws and any rights of third parties or in violation of pre-emptive or similar rights.

(b)    The Purchased Securities have been, or prior to the Closing will be, duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

(c)    No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company Entities. Other than as contemplated by this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which any Company Entity is or may be obligated to issue any equity securities of any kind, other than options granted under the Company’s stock plans (including the 2019 Omnibus Incentive Plan) and prior stock plans. Other than as contemplated by this Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. No Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Purchased Securities hereunder will not obligate the Company to issue Common Stock or other securities to any other Person (other than the Purchaser) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(d)    All shares of Common Stock issuable upon exercise of the Warrants (the “Underlying Shares”) (without regard to any limitations on beneficial ownership) have been duly authorized and reserved pursuant to the Company’s Restated Certificate of Incorporation and the Warrants and, upon issuance and delivery by the Company to the Purchaser in accordance with this Agreement and the terms of the Purchased Securities, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under the Warrants or this Agreement and under applicable state and federal securities laws and (ii) such Liens as are created by the Purchaser or its Affiliates.

(e)    The capital of the Company is not impaired, and the Redemption will not cause any impairment of the capital of the Company. The funds necessary to effect the Redemption constitute “surplus” under Section 154 of the DGCL and are (or will be, following receipt of the Purchase Price)

readily accessible to the Company, and the Redemption, including the distribution of such funds to effect the Redemption, will not violate applicable law with respect to insolvency, creditors’ rights and the impairment of capital.

Section 3.03    Ownership of the Material Subsidiaries. Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), all of the outstanding shares of capital stock or other equity interests of each Material Subsidiary owned directly or indirectly by the Company (a) have been duly authorized and validly issued and are fully paid and nonassessable, and (b) are wholly-owned, directly or indirectly, by the Company, free and clear of all Liens, except for Liens under the Company’s existing debt arrangements and for restrictions on transferability in the Organizational Documents of such Material Subsidiary and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.04    Company SEC Documents. Since March 31, 2020, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent Company SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

Section 3.05    Financial Statements.

(a)    Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), the historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the Company SEC Documents (i) comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and the consolidated results of operations, cash flow and stockholder equity for the respective periods (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments) and (iii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission or other rules and regulations of the Commission) consistently applied throughout the periods involved, (except (y) as may be indicated in the notes thereto or (z) as permitted by Regulation S-X).

(b)    Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except (i) liabilities reflected or reserved against in the balance sheet (or notes thereto) of the Company and its Subsidiaries as of the date of the most recent balance sheet of the Company audited by the Company’s auditors prior to the date hereof (the “Balance Sheet Date”) including in the Company SEC Documents, (ii) (A) trade payables and accrued expenses and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, in each case, incurred after the Balance Sheet Date, (iii) as contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.06    Internal Controls. Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), the Company Entities, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), the Company is not aware of (i) any “material weakness” in the Company’s internal control over reporting, whether or not subsequently remediated or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 3.07    Disclosure Controls and Procedures. Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), (a) to the extent required by Rule 13a-15 under the Exchange Act, each of the Company Entities has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act), (b) such disclosure controls and procedures are designed to provide reasonable assurance that that the information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure to be made and (c) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

Section 3.08    No Material Adverse Change. Since December 31, 2019, except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature) and except for the execution and performance of this Agreement (i) there has been no event or circumstance, either individually or in the aggregate, that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than with respect to the Redemption) and (iii) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Purchased Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to any Company Entity or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable federal securities laws at the time this representation is made that has not been publicly disclosed.

Section 3.09    No Registration Required. Assuming the accuracy of the representations and warranties of the applicable Purchaser contained in Article IV, the issuance and sale of the Purchased

Securities to the Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the Company’s knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.10    No Restrictions or Registration Rights. There are no restrictions upon the voting or transfer of, any Common Stock arising under the Company’s Organizational Documents or the DGCL. Neither the offering nor sale of the Purchased Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Purchased Securities or other securities of the Company.

Section 3.11    Litigation. Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), (a) there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Company Entities or against any of their properties, or before or by any self-regulatory organization or other non-government regulatory authority, that (i) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby, or (ii) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (b) no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened, except as would not have a Material Adverse Effect.

Section 3.12    Compliance with Law. Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), the Company and each of its Subsidiaries is in compliance in all material respects with the requirements of applicable Laws, and any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of Nasdaq), and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.13    No Existing Defaults; No Conflicts.

(a)    Neither the Company nor any of its Subsidiaries is (i) in violation of its Organizational Documents, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, or (iii) in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)    The issuance and sale by the Company of the Purchased Securities, the Redemption, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by each Company Entity do not and will not (i) contravene the terms of any of such Company Entity’s Organizational Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any provision of any security issued by such Company Entity or of any agreement, instrument or other undertaking to which such Company Entity is a party or by which it or any of its property is bound or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Company Entity or its property is subject; or (iii) violate any Law or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), except in the case of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.14    Authority; Enforceability.

(a)    The execution, delivery and performance by the Company of each the Transaction Documents have been duly authorized by all necessary corporate action. The Company has all requisite power and authority to issue, sell and deliver the Purchased Securities, in accordance with and upon the terms and conditions set forth in this Agreement and effect the Redemption in accordance with the terms of the Organizational Documents. On or prior to the Closing Date, all action required to be taken by the Company for the authorization, issuance, sale and delivery of the Purchased Securities, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Stock is required under the Organizational Documents of the Company or the rules of Nasdaq in connection with the Company’s issuance and sale of the Purchased Securities (or Underlying Shares) to the Purchaser.

(b)    Each of the Transaction Documents has been or, when delivered hereunder, will have been, duly executed and delivered by the Company. Each of the Transaction Documents constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.15    Approvals. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (each, a “Consent”), is necessary or required in connection with the issuance and sale of the Purchased Securities by the Company, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby or thereby, other than (i) the filing of the Certificate of Designation with the Secretary of State of Delaware, (ii) the applicable requirements under the state securities or “blue sky” Laws and (iii) in connection with the exercise of the Warrants, compliance with and filings or notifications under the HSR Act and other applicable U.S. or foreign competition, antitrust, or merger control Laws, as set forth in Section 5.02.

Section 3.16    Investment Company Status. None of the Company Entities is, and immediately after the sale of the Purchased Securities hereunder and the application of the net proceeds from such sale none of the Company Entities will be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.17    Certain Fees. Except for J.P. Morgan Securities LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Company

Entities. The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company Entities or alleged to have been incurred by the Company Entities in connection with the sale of the Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 3.18    Insurance. Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or its applicable Subsidiaries operate. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions and as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

Section 3.19    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is listed on Nasdaq, and the Company has not received any notice of delisting that is in effect as of the date of this Agreement. The Company is in compliance in all material respects with the listing and listing maintenance requirements of Nasdaq applicable to it for the continued trading of its Common Stock on Nasdaq.

Section 3.20    ERISA Compliance.

(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state Laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Company, nothing has occurred that would prevent or cause the loss of, such tax-qualified status.

(b)    There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or material violation of the fiduciary responsibility rules with respect to any Plan.

(c)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; and (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

(d)    Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), neither the Company or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.

(e)    With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Company or any Subsidiary of the Company that is not subject to United States Law (a “Foreign Plan”), each such Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 3.21    Tax Returns; Taxes. The Company and its Subsidiaries have filed all income and other material Tax Returns required to be filed, and have paid all Taxes imposed upon them that are due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. As of the date hereof, no Tax Lien has been filed against the Company, any Subsidiary, or any assets of either other than statutory Liens for Taxes not yet due and payable. There is no proposed tax assessment against the Company or any of its Subsidiaries that would, if made, have a material impact on the finances or operations of any of the Company Entities.

Section 3.22    Required Disclosures and Descriptions. There are no legal or governmental actions, suits or proceedings (including an audit or examination by any taxing authority) pending or, to the knowledge of the Company Entities, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Company SEC Documents but are not described as required, and there are no Contracts that are required to be described in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

Section 3.23    Environmental Compliance. Except as disclosed in the Company’s SEC Documents (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports or similar statements that are similarly non-specific and are predictive or forward-looking in nature), each Company Entity conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties. No Environmental Laws or claims could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.24    Title to Property. The Company Entities have good and marketable title to, or valid, subsisting and enforceable leasehold interests in all property material to its business or otherwise described in the Company SEC Documents as being owned or leased by any of them, free and clear of all Liens, except for (a) Liens that do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company Entities and (b) Liens as are described in the Company SEC Documents.

Section 3.25    Anti-Corruption Laws and Sanctions.

(a)    None of the Company, any of its Subsidiaries or any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or its Subsidiaries has (i) made, offered, promised, authorized, or taken any action in furtherance of any unlawful contribution, gift, entertainment or other unlawful expense or thing of value; (ii) made, offered, promised, authorized, or taken any action in furtherance of any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of any applicable Anti-Corruption Laws to improperly influence official action by any person for the benefit of the Company or its subsidiaries or affiliates or to otherwise secure any improper advantage.

(b)    None of the Company, any of its Subsidiaries, or any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is, or is owned or controlled by one or more Persons that are, currently the subject or the target of any Sanctions, nor is the Company or any of its Subsidiaries located, organized or resident in a Sanctioned Country. The Company has not directly or indirectly funded or facilitated any activities of or business with any person, or in any country or territory, that, at the time of such funding, was the subject or the target of Sanctions or in any other manner that would result in a violation by any person of Sanctions.

(c)    The Company will not, directly or indirectly, use the proceeds from the transactions contemplated hereby or lend, contribute, or otherwise make available such proceeds to any Person (i) fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities; or (iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws or Sanctions by any Person (including any Party to this Agreement).

(d)    The Company and its Subsidiaries have instituted and maintained and continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with all Anti-Corruption Laws and Sanctions. No investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Anti-Corruption Laws or Sanctions is pending or, to the knowledge of the Company, threatened.

Section 3.26    No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Securities.

Section 3.27    No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchased Securities under the Securities Act.

Section 3.28    Intellectual Property. Except as disclosed in the Company’s SEC Documents, the Company and its Subsidiaries own, possess or can acquire on commercially reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company Entities could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 3.29    Occupational Safety. Except as disclosed in the Company’s SEC Documents, the Company and each of its Subsidiaries are in compliance in all material respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.30    Information Technology. Except as disclosed in the Company’s SEC Documents, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except in each case as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The Company and its Subsidiaries (i) (x) have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and (y) there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same; (ii) are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and (iii) have taken all material, necessary actions to prepare to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof) as soon they take effect.

Section 3.31    Restricted Payments. (a) Except for the Amended and Restated Credit Agreement and the New Credit Facility, true, correct and complete copies of which have been provided to the Purchaser prior to the date hereof, there are no agreements to which the Company or any of its Subsidiaries is subject, prohibiting the Company or any of its Subsidiaries from making distributions on the Series D Preferred Stock or Warrants or repurchasing, redeeming or repaying the Series D Preferred Stock or exercising the Warrants, and (b) the Company is not aware of any laws and regulations of the State of Delaware or any political subdivisions thereof, prohibiting it directly or indirectly, from paying any dividends or from making any other distribution on its capital stock or repurchasing, redeeming or repaying its capital stock, except as described in or contemplated by SEC Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as of the date hereof and the Closing Date as follows:

Section 4.01    Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization or formation, with all necessary power and authority to own and operate its properties and to conduct its business as currently conducted.

Section 4.02    Authorization, Enforceability. The Purchaser has all necessary corporate, limited liability company, trust or partnership power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance of such Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Purchaser or any other Person is required. Each of the Transaction Documents to which the Purchaser is a party has been duly executed and delivered by the Purchaser, where applicable, and constitutes a legal, valid and binding obligation of the Purchaser; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03    No Breach. The execution, delivery and performance of the Transaction Documents to which the Purchaser is a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of the Purchaser, or (c) violate any Law of any Governmental Authority or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by such Transaction Documents.

Section 4.04    Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement, except for fees or commissions for which the Company is not responsible.

Section 4.05    Unregistered Securities.

(a)    Accredited Purchaser Status; Sophisticated Purchaser. The Purchaser is (a) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act, as amended, and (b) an Institutional Account (as defined in FINRA Rule 4512(c)) and (c) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including the Purchaser’s participation in the transactions contemplated hereby. The Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Purchased Securities and participation in the transactions contemplated hereby (i) are consistent with its financial needs, objectives and condition, (ii) comply and are consistent with all investment policies, guidelines and other restrictions applicable to the Purchaser, (iii) have been duly authorized and approved by all necessary action, and (iv) are a fit, proper and suitable investment for the Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Purchased Securities. The Purchaser is able to bear the substantial risks associated with its purchase of the Purchased Securities, including but not limited to loss of its entire investment therein.

(b)    Information. The Purchaser and its Representatives have (i) had the opportunity to ask questions of and receive answers from the Company directly and review the Company’s public filings with the Commission and (ii) conducted and completed its own independent due diligence with respect to the transactions contemplated hereby. Based on such information as the Purchaser has deemed appropriate and without reliance upon the Agent or any of its Affiliates, the Purchaser has independently made its own judgment concerning the Company and its businesses, operations and prospects and analysis and decision to enter into this Agreement and the transactions contemplated hereby. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement and the other Transaction Documents, the Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transactions contemplated hereby, the Purchased Securities and the business, condition (financial and otherwise), management, operations and properties of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither any inquiries nor any other due diligence investigations conducted at any time by the Purchaser and its Representatives, nor any provisions of this Section 4.05, shall modify, amend or affect the Purchaser’s right (i) to rely on the Company’s representations and warranties contained herein or in any other Transaction Document or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. The Purchaser understands that its purchase of the Purchased Securities involves a high degree of risk.

(c)    Legends. The Purchaser understands that, until such time as the Purchased Securities or Underlying Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Securities or Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Securities or Underlying Shares (as applicable) will bear a restrictive legend substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Purchased Securities or Underlying Shares, such Purchased Securities or Underlying Shares (as applicable) shall bear the legend required by such state authority.

(d)    Acquisition for Investment Purposes. The Purchaser is acquiring its entire beneficial ownership interest in the Purchased Securities for its own account for investment purposes only and not with a view to any distribution of the Purchased Securities in any manner that would violate the securities laws of the United States or any other jurisdiction. The Purchaser has been advised and understands that the Purchased Securities have not been registered under the Securities Act, the “blue sky” laws of any jurisdiction or the laws of any other jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act) and in compliance with the restrictions on transfer set forth in the Transaction Documents. The Purchaser has been advised and understands that the Company, in issuing the Purchased Securities, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(e)    Rule 144. The Purchaser understands that the Purchased Securities must be held indefinitely unless and until the Purchased Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(f)    Reliance by the Company. The Purchaser understands that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Purchased Securities.

Section 4.06    Sufficient Funds. The Purchaser will have available to it at the Closing sufficient funds to enable the Purchaser to pay in full at the Closing the entire amount of the Purchase Price in immediately available cash funds.

Section 4.07    Ownership; No Prohibited Trading.

(a)    As of the date of this Agreement, the Purchaser beneficially does not own, directly or indirectly, any shares of Common Stock, inclusive of all shares of Common Stock in which the Purchaser or its Affiliate, has any interest or right to acquire, whether through derivative securities, voting agreements or otherwise (whether or not such Common Stock can be acquired within sixty (60) days).

(b)    From such time as the Purchaser was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby until the first public announcement of the execution of this Agreement, the Purchaser and any Affiliate of the Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Purchased Securities, or (iii) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has not (x) offered, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, lent, or otherwise transferred or disposed of, directly or indirectly, any of the Purchased Securities or (y) directly or indirectly engaged in any Short Sales or other derivative or hedging transactions with respect to Common Stock, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Securities, regardless of whether any transaction described in this Section 4.07 is to be settled by delivery of Common Stock or other securities, in cash or otherwise. For the avoidance of doubt, nothing in this Section 4.07 shall preclude any actions described in clauses (x) or (y) above following the first public announcement of the execution of this Agreement.

Section 4.08    No General Solicitation. The Purchaser did not learn of the investment in the Purchased Securities as a result of any general solicitation or general advertising.

Section 4.09    No Reliance. The Purchaser hereby acknowledges and agrees that (a) the Agent is acting solely as the Company’s placement agent in connection with the transactions contemplated hereby and is not acting as underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Purchaser, the Company or any other person or entity in connection with the transactions contemplated hereby, (b) the Agent and its Affiliates have not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated hereby, (c) the Agent and its Affiliates will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated hereby, and (d) the Agent and its Affiliates shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to the Purchaser, or to any person claiming through the Purchaser, in respect of the transactions contemplated hereby. In connection with the issuance of the Purchased Securities to the Purchaser, neither the Agent nor any of its Affiliates have acted as a financial advisor or fiduciary to the Purchaser.

Section 4.10    Use of Proceeds. The Purchaser hereby acknowledges that an Affiliate of the Agent will receive a portion of any proceeds of the offering that are used to effect repay all or a part of the Revolving Credit Loans (as defined below) and the Amended and Restated Credit Agreement.

ARTICLE V

COVENANTS

Section 5.01    Cooperation; Further Assurances. The Company shall use its reasonable best efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The Company agrees to execute and deliver all such documents or instruments, to take all commercially reasonable action and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the Purchasers to consummate the transactions contemplated by this Agreement. Prior to the Closing, the Company shall use its reasonable best efforts to operate in the ordinary course of business consistent with past practices.

Section 5.02    Regulatory Approvals. The Company and the Purchaser acknowledge that one or more filings under the HSR Act or other antitrust laws may be necessary in connection with the issuance of Common Stock upon conversion of the Warrants. The Purchaser will promptly notify the Company if any such filing is required and, to the extent reasonably requested by the Purchaser, the Company and the Purchaser will use all reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any other antitrust requirements in connection with the issuance of Common Stock upon conversion of the Warrants held by the Purchaser in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of the Purchaser or any of its Affiliates to comply with any such applicable law. For as long as there are Warrants outstanding and owned by the Purchaser, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as such Person may reasonably request in order to determine what antitrust or foreign investment requirements may exist with respect to any potential conversion of the Warrants. The Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

Section 5.03    Use of Proceeds; Amended & Restated Credit Agreement. The Company shall only use the proceeds of the New Credit Facility and the offering of the Purchased Securities for one or more of the following purposes: (i) effect the Redemption; (ii) repay all of the Revolving Credit Loans (as defined in the Amended and Restated Credit Agreement); (iii) prepay Term Loans (as defined in the Amended and Restated Credit Agreement) in accordance with the Amended and Restated Credit Agreement; (iv) pay any fees, costs and expenses (including fees and disbursements of the Agent, counsel, financial advisors and accountants) incurred in connection with clauses (ii) and (iii) above; (v) pay any fees and expenses in connection with the transactions contemplated by this Agreement; and (vi) with respect to any remaining proceeds after giving effect to clauses (i) through (v), for the Company’s working capital and other general corporate purposes.

Section 5.04    Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate or Subsidiary of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Securities in a manner that would require the registration under the Securities Act of the sale of the Purchased Securities to the Purchaser, or that will be integrated with the offer or sale of the Purchased Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 5.05    Standstill. During the Standstill Period, the Purchaser will not without the prior written consent of the Company:

(a)    effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any equity securities (or beneficial ownership thereof), rights or options to acquire any equity securities (or beneficial ownership thereof), or any securities convertible into or exchangeable for any such equity securities (or beneficial ownership thereof), of the Company, (ii) any tender or exchange offer, merger or other business combination involving the Company or its Subsidiaries or assets of the Company or its Subsidiaries constituting a significant portion of the consolidated assets of the Company and its Subsidiaries, or (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its Affiliates;

(b)    otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, the Board or policies of the Company or to obtain representation on the Board of Directors (beyond any such right to do so based on such representation on the Board of Directors pursuant to the Board Observer Agreement);

(c)    submit any shareholder proposal to the Company;

(d)    form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company or its Subsidiaries;

(e)    take any action, or disclose any intention, plan or arrangement to take such action, that would reasonably be expected to require the Purchaser or the Company to make a public announcement regarding any of the types of matters set forth in this Section 5.05; or

(f)    advise, assist, direct, support or encourage any other Person in doing any of the foregoing.

(g)    For the avoidance of any doubt, nothing in this agreement shall be construed to limit the activities in the normal course of business of Morgan Stanley and its Affiliates (other than the Purchaser) including brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its business.

Section 5.06    Transfer Restrictions.

(a)    Except as otherwise permitted by Section 5.06(b), during the Restricted Period, the Purchaser will not (i) Transfer any Purchased Securities or Underlying Shares, or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss that results from a decline in the market price of, the Purchased Securities or the Underlying Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) of the Exchange Act, with respect to any of the Purchased Securities or Underlying Shares or any other capital stock of the Company.

(b)    Notwithstanding Section 5.06(a), during the Restricted Period, the Purchaser shall be permitted to Transfer any portion or all of its Purchased Securities or Underlying Shares under the following circumstances:

(i)    Transfers to any Permitted Transferee, but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement;

(ii)    Transfers of Purchased Securities or Underlying Shares pursuant to a tender offer or exchange offer for at least a majority of the equity securities of the Company made by a Person who is not an Affiliate of the Purchaser to all shareholders of the Company, with the prior consent of the Board; and

(iii)    Transfers permitted under the Certificate of Designation in connection with the redemption by the Company of the Series D Preferred Stock.

(c)    Following the end of the Restricted Period, Transfers may only be made by the Purchaser to any Person that is not a Competitor in compliance with the provisions of Section 5.06(d).

(d)    For a Transfer to comply with this Section 5.06(d), (i) the transferor in any such Transfer shall provide prior written notice to the Company of the identity of the transferee, together with a certification by the transferor that to its knowledge the transferee is not a Competitor and (ii) the transferee shall (A) provide to the Company prior to such Transfer a certification by the transferee that it is not a Competitor and (B) agree in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the restrictions on Transfers set forth in Section 5.06(c) to the same extent as if it were the Purchaser.

(e)    Any attempted Transfer in violation of this Section 5.06 shall be null and void ab initio and the Company shall not be required to recognize such Transfer.

Section 5.07    Removal of Legend. In connection with a sale of Purchased Securities or Underlying Shares by the Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Company a broker representation letter reasonably acceptable to the Company and its transfer agent, providing to the Company the information required under Rule 144 to determine that the sale of such Purchased Securities is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time that such securities have been held. Upon receipt of such representation letter, the Company shall promptly remove the notation of a restrictive legend in the Purchaser’s book-entry account maintained by the Company, including the legend referred to in Section 4.05(c), and the Company shall bear all costs associated with the removal of such legend in the

Company’s books. At such time as the Purchased Securities or Underlying Shares (as applicable) have been sold pursuant to an effective registration statement under the Securities Act or have been held by the Purchaser for more than one year where the Purchaser is not, and has not been in the preceding three months, an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) or acting in concert with such a Person, if the book-entry account of the Purchaser still bears the notation of the restrictive legend referred to in Section 4.05(c), the Company agrees, upon request of the Purchaser or its permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.05(c), and the Company shall bear all costs associated with the removal of such legend in the Company’s books, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assignee provides to the Company the information required under Rule 144 (or other applicable exemptions) to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act), a covenant to inform the Company if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such securities have been held. The Company shall cooperate with the Purchaser to effect the removal of the legend referred to in Section 4.05(c) at any time such legend is no longer appropriate.

Section 5.08    Tax Matters. The Company may deduct and withhold any withholding Taxes or other amounts required to be withheld with respect to the Purchased Securities and may set off any such amounts required to be withheld against payments (whether made in cash or other property) on the Purchased Securities. The Company and the Purchaser agree that it is their intention that (i) the Purchased Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of subsections (b)(4) and (c) of Section 305 of the Code and Treasury Regulations Section 1.305-5(a), and (ii) the Purchaser shall not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Purchased Preferred Stock on account of the accrual or payment of dividends thereon (including any deemed dividends as a result of any discount or otherwise) unless and until such dividends are declared and paid in cash. The Company agrees to take no position or action inconsistent with such treatment, including on any Internal Revenue Service Form 1099, unless otherwise required by (A) a change in applicable law after the date hereof or (B) a final determination within the meaning of Section 1313 of the Code.

Section 5.09    Listing; SEC Compliance.

(a)    The Company shall use its reasonable best efforts to maintain the listing of all of the Underlying Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the Underlying Shares.

(b)    Beginning on the fifth (5th) anniversary of the Closing, the Purchaser or its Permitted Transferees (the “Applicable Holders”), to the extent any such Applicable Holders still beneficially own any Purchased Warrants or Underlying Shares (the “Registrable Securities”), shall have the right, by delivering written notice to the Company, to require the Company to register, and the Company shall use its reasonable best efforts to (i) promptly register for resale, under an effective registration state under the Securities Act, the number of Registrable Securities stated in such request, (ii) maintain the effectiveness of such registration statement and (iii) if the Applicable Holders so elect, to cause the offering of such Registrable Securities to be in the form of a firm commitment underwritten offering.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01    Indemnification by the Company. The Company agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of or arising out of (a) the failure of any of the representations or warranties made by the Company contained herein to be true and correct in all material respects (other than the Fundamental Representations or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be required to be true and correct as of such date only) or (b) the breach in any material respect of any covenants of the Company contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made; and provided, further, that the aggregate liability of the Company to the Purchaser pursuant to this Section 6.01 shall not be greater in amount than the Purchase Price. No Purchaser Related Party shall be entitled to recover special, indirect, incidental, consequential, exemplary, lost profits, speculative or punitive damages under this Section 6.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

Section 6.02    Indemnification Procedures.

(a)    A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.01.

(b)    Promptly after any Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

Section 6.03    Tax Matters. All indemnification payments under this Article VI shall be treated as adjustments to the Purchase Price for Tax purposes except as otherwise required by applicable Law.

ARTICLE VII

TERMINATION

Section 7.01    Termination. This Agreement shall be terminated:

(a)    at any time, by mutual written consent of the Company and the Purchaser;

(b)    prior to the Closing, by written notice from either the Company or the Purchaser if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and non-appealable;

(c)    if Closing does not occur by 11:59 p.m. New York time on March 31, 2021 (the “Outside Date”), by written notice from either the Company or the Purchaser; provided, however, that no party may terminate this Agreement pursuant to this Section 7.01(c) if such party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement; and

(d)    at such time as no Purchased Securities remain outstanding, automatically without any further action by the Company or the Purchaser.

Section 7.02    Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01, this Agreement (other than Article VI and Section 8.01) shall become null and void and have no further force or effect and there shall be no liability on the part of the Company or the

Purchaser or any of its respective Representatives in connection with this Agreement, except that no such termination shall relieve any party from liability for damages to another party resulting for a willful and material breach of this Agreement prior to the date of termination or from fraud; provided that, notwithstanding any other provision set forth in this Agreement, except in the case of fraud, neither the Company nor the Purchaser shall have any such liability in excess of the Purchase Price.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses; provided, that the Company shall reimburse the Purchaser for all third party expenses (including legal fees and expenses) incurred in connection with the diligence and negotiation of the transactions contemplated hereby, and the purchase by the Purchaser of the Purchased Securities, provided that such fees shall not exceed $300,000 in the aggregate (which reimbursement may be made as a deduction from the payment of the Purchase Price in the flow of funds at the Closing).

Section 8.02    Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any party to this Agreement, such action shall be in such party’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 8.03    Survival of Provisions. The Fundamental Representations and the representations and warranties set forth in Section 4.01, Section 4.02, Section 4.04, Section 4.05(a), Section 4.05(b), Section 4.05(d) and Section 4.07(b) hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date, regardless of any investigation made by or on behalf of the Company, the Purchaser or the Agent and its Affiliates. The covenants made in this Agreement (including those in Article V) or any other Transaction Document that by their terms are to be performed following the Closing shall survive the Closing and remain operative and in full force and effect until fully performed. Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Company and the Purchaser thereunder, Section 8.01 and this Article VIII shall remain operative and in full force and effect as between the Company and the Purchaser, unless the Company and the Purchaser execute a writing that expressly terminates such rights and obligations as between the Company and the Purchaser.

Section 8.04    No Waiver: Modifications in Writing.

(a)    Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)    Specific Waiver; Amendment. Except as otherwise provided herein or as specifically provided otherwise in any other Transaction Document with respect thereto, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by each of the Company and the Purchaser. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Company or the Purchaser from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchaser in any case shall entitle the Company or the Purchaser to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.05    Binding Effect; Assignment.

(a)    This Agreement shall be binding upon the Company, the Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by the Purchaser without the prior written consent of the Company (such consent not to be unreasonably withheld); provided, however, that a Purchaser may transfer or assign its rights hereunder in connection with the transfer of the Purchased Preferred Stock or the Warrants, each in accordance with the terms thereof, and subject to Purchaser providing written notice of any such assignment to the Company promptly after such assignment is effected and that the transferee agrees to assume all of the Purchaser’s rights and obligations in connection with such transfer and be bound by, and entitled to the benefits of, this Agreement as an original party hereto.

Section 8.06    Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchaser without the prior consent of the Company (in the case of a release or announcement by the Purchaser) or the

Purchaser (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchaser, as the case may be, shall allow the Purchaser or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The parties acknowledge that (i) as of 9:30 a.m. (New York time) on the trading day immediately following the date hereof, no Purchaser shall be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, with respect to the transactions contemplated hereby, and (ii) prior to such time the Company shall issue a press release or file a report on Form 8-K disclosing any material information required to comply with the preceding clause (i), and that, in addition, the Company will make such other filings and notices in the manner and time required by the Commission or Nasdaq with respect to such matters. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Purchaser with any such material, nonpublic information regarding the Company or any of the Company Entities from and after the filing of the press release without the express written consent of the Purchaser. For the avoidance of doubt, following the issuance of such press release, this Agreement shall not prohibit the Purchaser from trading Common Stock as it sees fit.

Section 8.07    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses

(a)	If to the Purchaser, to:

Attention: Tia G. Lowe and Teddy Cummings

Address: 1585 Broadway, 37th Floor

New York, NY 10036

Emails: Tia.Lowe@morganstanley.com; Teddy.Cummings@morganstanley.com;

MSTacValueFundAdmin@sannegroup.com

with a copy to (which shall not constitute notice):

Steven R. Shoemate

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Email: sshoemate@gibsondunn.com

(b)	If to the Company, to:

Matthew S. Heiter

Senior Vice President, General Counsel and Secretary

NN, Inc.

6210 Ardrey Kell Road

Charlotte, North Carolina 28277

Email: matt.heiter@nninc.com

with a copy to (which shall not constitute notice):

Richard Mattern

Bass, Berry & Sims PLC

100 Peabody Place, Suite 1300

Memphis, TN 38103

Email: rmattern@bassberry.com

or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 pm New York time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.08    Entire Agreement. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement or the other Transaction Documents with respect to the rights granted by the Company or any of its Affiliates or Subsidiaries or the Purchaser or any of their respective Affiliates. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter.

Section 8.09    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought exclusively in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, in any federal or state court of competent jurisdiction located within the State of Delaware), and the parties hereto hereby irrevocably submit to the jurisdiction of such courts located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.10    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS SUBSIDIARIES AND/OR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.11    No Recourse Against Others.

(a)    All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and its Subsidiaries and the Purchaser. No Person other than the Company or the Purchaser, including no member, partner, stockholder, Affiliate, Subsidiary or Representative thereof, nor any member, partner, stockholder, Affiliate, Subsidiary or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchaser hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b)    Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Company and its Subsidiaries on the one hand and the Purchaser on the other hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person in respect of the transactions contemplated hereby, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Company and the Purchaser disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 8.12    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Company and the Purchaser and their respective permitted assigns any rights or remedies hereunder. Notwithstanding the foregoing, the Agent is a third party beneficiary of, and may rely on, the representations and warranties of the Purchaser contained in Section 4.05, Section 4.08 and Section 4.09.

Section 8.13    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel and Secretary

PURCHASER

NHTV Nevada Holdings LP

By: NHTV Nevada Holdings GP LLC, its general partner

By: North Haven Tactical Value Fund LP, its managing member

By: MS Tactical Value Fund GP LP, its general partner

By: MS Tactical Value Fund GP Inc., its general partner

By:	/s/ Teddy Cummings
Name:	Teddy Cummings
Title:	Vice President

[Signature Page to Purchase Agreement]